Exhibit 99.2

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD FILES INVESTOR PRESENTATION WITH UPDATED LONG-TERM GROWTH PROJECTIONS

Increases Previously Provided Guidance for 2023 and 2025

Adds Guidance for 2024 and 2026

DALLAS, May 4, 2022 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it recently posted on the Company’s website a comprehensive presentation for investors, which includes updates to its previously provided long-term growth projections.

Detailed within the presentation, the Company provides updated long-term financial projections for the different segments of its business. The presentation also highlights four key areas of growth for the Company: 1) Recovery of the hospitality industry and higher hotel revenues; 2) Increase in assets under management; 3) Growth of third-party business; and 4) Acquisition or incubation of additional businesses.

The following are additional highlights included in the presentation, which can be accessed by going to https://www.ashfordinc.com and clicking on the Investors tab:

•	As the only publicly-traded asset manager and service provider in the Hospitality Industry, and with 115 hotels under asset management across two publicly-traded REIT platforms, the Company is uniquely positioned to capitalize on the recovery in the lodging industry that is currently underway.

•	With 9 market leading product and service companies, Ashford’s business model provides numerous synergies and value-creation opportunities.

•	Ashford is seeing significant progress in its strategy to grow third-party business, where both Remington and Premier are experiencing strong positive momentum.

“Last year, for the first time in our history as a public company, we provided long-term earnings guidance,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Given the recent improvement we’ve seen in the lodging industry, as well as progress we’ve made on our growth initiatives, we have increased our guidance significantly from what we previously provided. As the recovery in the lodging industry gains momentum, we believe Ashford is uniquely positioned to outperform. We’re excited about the future prospects for our Company and believe Ashford offers an appealing investment opportunity.”

The Company’s senior management is available for calls with institutional investors to discuss the presentation. Investors interested to speaking with management are encouraged to contact Jordan Jennings, Investor Relations, at (972) 778-9487 or info@ashfordinc.com to schedule a meeting.

Ashford is an alternative asset management company with a portfolio of strategic operating businesses that provides global asset management, investment management and related services to the real estate and hospitality sectors.

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Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, including one or more possible recurrences of COVID-19 case surges that would cause state and local governments to reinstate travel restrictions and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Inc., or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security, and the information contained herein does not form part of any prospectus of Ashford Inc. that may be used to offer or sell securities.

Prior to investing in Ashford, potential investors should carefully review Ashford’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Ashford’s most current Form 10-K, Form 10-Q and Form 8-K’s, including the risk factors included therein.